UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2018

Aon plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England		EC3V 4AN
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2018, Aon Corporation, an indirect, wholly owned subsidiary of Aon plc, and Christa Davies entered into an amendment (the “Davies Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Ms. Davies (the “Davies International Assignment Letter”). The Davies Amendment extends the term of the Davies International Assignment Letter, which was originally set to expire on June 30, 2018, to expire on June 30, 2019.

On June 25, 2018, Aon Corporation and Gregory C. Case entered into an amendment (the “Case Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Mr. Case (the “Case International Assignment Letter”). The Case Amendment extends the term of the Case International Assignment Letter, which was originally set to expire on June 30, 2018, to expire on June 30, 2019.

The foregoing summaries are qualified in their entirety by reference to the Davies Amendment and the Case Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Aon plc held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 22, 2018. A total of 222,080,103 Class A Ordinary Shares, or 90.74% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following eleven proposals at the Annual Meeting, all of which are described in the 2018 Proxy Statement, and cast their votes as described below:

1.	The election or re-election of eleven nominees to serve as Directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Lester B. Knight	194,754,638	9,535,441	976,924	16,813,100
Gregory C. Case	200,731,141	4,378,894	156,968	16,813,100
Jin-Yong Cai	202,191,822	2,893,314	181,867	16,813,100
Jeffrey C. Campbell	204,044,280	1,049,207	173,516	16,813,100
Fulvio Conti	202,698,542	2,379,635	188,826	16,813,100
Cheryl A. Francis	201,538,366	3,578,033	150,604	16,813,100
J. Michael Losh	193,128,705	11,916,349	221,949	16,813,100
Richard B. Myers	196,187,555	8,904,705	174,743	16,813,100
Richard C. Notebaert	189,238,258	15,844,037	184,708	16,813,100
Gloria Santona	198,129,273	6,967,597	170,133	16,813,100
Carolyn Y. Woo	193,883,615	11,206,598	176,790	16,813,100

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
170,003,452	34,804,824	458,727	16,813,100

3.	An advisory vote to approve the directors’ remuneration report contained within the Company’s annual report and accounts. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
170,509,976	34,496,906	260,121	16,813,100

4.	The receipt of the Company’s annual report and accounts, together with the reports of the directors and auditors, for the year ended December 31, 2017. This ordinary resolution was approved.

For	Against	Abstain
221,283,273	166,898	629,932

5.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2018. This ordinary resolution was approved.

For	Against	Abstain
219,076,015	2,797,368	206,720

6.	The re-appointment of Ernst & Young LLP as the Company’s U.K. statutory auditors to hold office from the conclusion of the Annual Meeting until the next annual general meeting where accounts are laid before the Company. This ordinary resolution was approved.

For	Against	Abstain
218,902,165	2,964,555	213,383

7.	The authorization of the directors to determine the remuneration of Ernst & Young LLP as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
220,969,598	876,971	233,534

8.	The approval of certain forms of contracts for use in effecting purchases of shares pursuant to the Company’s share repurchase program and the counterparties with whom the Company may conduct such repurchase transactions. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
192,798,496	12,004,139	464,368	16,813,100

9.	The authorization of the directors to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares of the Company. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
191,955,778	13,026,244	284,981	16,813,100

10.	The authorization of the directors to allot equity securities for cash without preemptive rights. This special resolution was approved.

For	Against	Abstain	Broker Non-Votes
199,693,354	4,473,959	1,099,690	16,813,100

11.	The authorization of the Company and its subsidiaries to make political donations and expenditures. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
203,279,474	1,732,776	254,753	16,813,100

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to International Assignment Letter, dated June 25, 2018, with Christa Davies.

10.2	Amendment to International Assignment Letter, dated June 25, 2018, with Gregory C. Case.

*    *    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Molly Johnson
Molly Johnson
Assistant Secretary

Date: June 27, 2018